    As filed with the Securities and Exchange Commission on January 16, 1997
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          MINDSPRING ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                          58-2113290
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
Incorporation or Organization)                                Number)

                         1430 West Peachtree, Suite 400
                             Atlanta, Georgia 30309
               (Address of Principal Executive Offices) (Zip Code)


                    MindSpring Enterprises, Inc. 401(k) Plan
                            (Full Title of the Plan)

                                Charles M. Brewer
                      Chairman and Chief Executive Officer
                          Mindspring Enterprises, Inc.
                         1430 West Peachtree, Suite 400
                             Atlanta, Georgia 30309
                     (Name and Address of Agent for Service)

                                 (404) 815-0770
          (Telephone Number, Including Area Code, of Agent for Service)


                          Copies of Communications to:

Charles M. Brewer                         Steven G. Schaffer, Esq.
Chairman of the Board and                 Powell, Goldstein, Frazer & Murphy LLP
Chief Executive Officer                   Sixteenth Floor
Mindspring Enterprises, Inc.              191 Peachtree Street, N.E.
1430 West Peachtree, Suite 400            Atlanta, Georgia  30303
Atlanta, Georgia  30309                   (404) 572-6830
(404) 815-0770


                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                            Proposed Maximum   Proposed Maximum
    Title of Securities      Amount To Be     Offering Price   Aggregate Offering      Amount of
    To Be Registered        Registered(1)     Per Share(2)         Price(2)        Registration Fee

----------------------------------------------------------------------------------------------------

Common Stock, par value        100,000           $29.00           $2,900,000           $855.50
$.01 per share

====================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-27890);

       (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (File No. 000-27890);

       (3) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 000-27890);

       (4) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (File No. 000-27890);

       (5) The Registrant's Current Report on Form 8-K filed with the Commission on March 3, 1997 (File No. 0-27890); and

       (6) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 1, 1996.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

       The Amended and Restated Certificate of Incorporation of the Registrant contains provisions that provide that no director of the Registrant shall be liable for breach of fiduciary duty as a director except for (a) any breach of the director's duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) liability under Section 174 of the DGCL; or
(d) any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Amended and Restated Bylaws of the Registrant, the Registrant is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Registrant has entered into indemnity agreements with each of its directors pursuant to which the Registrant has agreed to indemnify the directors as permitted by the DGCL and has obtained directors and officers liability insurance.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 8.  EXHIBITS.

       The following items are filed as exhibits to this Registration Statement:

       Exhibit No.                Description
       -----------                -----------

         4.1 Amended and Restated Certificate of Incorporation of the Registrant (1)

         4.2           Amended and Restated Bylaws of the Registrant (2)

         4.3           Form of Stock Certificate of the Registrant (3)

         5.1           Opinion of Powell, Goldstein, Frazer & Murphy LLP

         23.1          Consent of Arthur Andersen LLP

         23.2          Consent of Powell, Goldstein, Frazer & Murphy LLP
                       (contained in its exhibit filed as Exhibit 5.1)

         24.0          Power of Attorney (included in the signature page in Part
                       II of the Registration Statement)



--------------

(1) Incorporated by reference to Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q dated May 3, 1996 (File No. 000-27890).
(2) Incorporated by reference to Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q/A dated August 30, 1996 (File No. 000-27890).
(3) Incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (File No. 333-00108).


ITEM 9.  UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 31st day of December, 1997.

                                    MINDSPRING ENTERPRISES, INC.


                                    By:      /s/ Charles M. Brewer
                                        ---------------------------------------
                                         Charles M. Brewer
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Brewer and Michael S. McQuary, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                               DATE
           ---------                                -----                               ----

/s/ Charles M. Brewer                Chairman of the Board, Chief Executive     December 31, 1997
---------------------------------    Officer and Director (Principal
Charles M. Brewer                    Executive Officer)


/s/ Michael S. McQuary               President, Chief Operating Officer and     December 31, 1997
---------------------------------    Director
Michael S. McQuary

/s/ Michael G. Misikoff              Vice President, Chief Financial Officer,   December 31, 1997
----------------------------------   Secretary, Treasurer and Director
Michael G. Misikoff                  (Principal financial officer and
                                     principal accounting officer)

/s/ Campbell B. Lanier, III                          Director                   December 31, 1997
---------------------------------
Campbell B. Lanier, III

/s/ William H. Scott, III                            Director                   December 31, 1997
---------------------------------
William H. Scott, III

/s/ O. Gene Gabbard                                  Director                   December 31, 1997
---------------------------------
O. Gene Gabbard

       Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefits plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 16th day of January, 1998.


                            MINDSPRING ENTERPRISES, INC. 401(k) PLAN


                            By: /s/ John A. Bushfield
                                -------------------------------------------
                            Name: John A. Bushfield
                                 ------------------------------------------
                            Title: Vice President, Human Resources
                                  -----------------------------------------

                                  EXHIBIT INDEX


         Exhibit No.                 Description
         -----------                 -----------

           4.1 Amended and Restated Certificate of Incorporation of the Registrant (1)

           4.2            Amended and Restated Bylaws of the Registrant (2)

           4.3            Form of Stock Certificate of the Registrant (3)

           5.1            Opinion of Powell, Goldstein, Frazer & Murphy LLP

           23.1           Consent of Arthur Andersen LLP

           23.2           Consent of Powell, Goldstein, Frazer & Murphy LLP
                          (contained in its exhibit filed as Exhibit 5.1)

           24.0 Power of Attorney (included in the signature page in Part II of the Registration Statement)


--------------

(1) Incorporated by reference to Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q dated May 3, 1996 (File No. 000-27890).
(2) Incorporated by reference to Exhibit 3(b) of the Registrant's Quarterly Report on Form 10-Q/A dated August 30, 1996 (File No. 000-27890).
(3) Incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1 (File No. 333-00108).